The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-179574

SUBJECT TO COMPLETION, DATED APRIL 25, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated March 21, 2012)

Shares

LANTRONIX, INC.

Common Stock

___________________________

We are offering shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NASDAQ Capital Market under the symbol “LTRX.” The last reported sale price of our common stock on April    , 2012 was $         per share.

___________________________

The information contained or incorporated in this prospectus supplement is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

___________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 1 of the accompanying prospectus and beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which is incorporated into this prospectus by reference, to read about factors you should consider before buying our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We granted the underwriter the option to purchase within 30 days from the date of this prospectus supplement up to an additional                 shares of our common stock at the per share purchase price set forth above to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discount will be $                , and our total proceeds, before expenses, will be $                  .

None the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________________

Roth Capital Partners

The date of this prospectus is April      , 2012

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-5
CAPITALIZATION	S-6
PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS	S-7
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-8
UNDERWRITING	S-11
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND MORE INFORMATION	S-15
INCORPORATION OF INFORMATION WE FILE WITH THE SEC	S-15
Prospectus
About this Prospectus	1
Lantronix, Inc.	1
Risk Factors	1
Special Note Regarding Forward-Looking Information	4
Use of Proceeds	4
The Securities We May Offer	4
Description of Capital Stock	5
Description of Warrants	7
Plan of Distribution	9
Legal Matters	10
Experts	11
Incorporation of Information We File With the SEC	11
Where You Can Find More Information	12

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-179574) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective by the SEC on March 21, 2012. This prospectus supplement describes the specific details regarding this offering, including the price, the amount and a description, of our securities being offered, some of the risks of investing in our securities and other items. The accompanying prospectus provides more general information. To the extent that information in this prospectus supplement or any of the documents incorporated by reference into this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into the accompanying prospectus, you should rely on this prospectus supplement or the documents incorporated by reference into this prospectus supplement, as the case may be. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement together with the additional information about us described in the section entitled “Where You Can Find More Information.”

S-i

You should rely only on the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus related to the offering prepared by us or on our behalf or otherwise authorized by us. Neither we nor the underwriter have authorized anyone to provide you with different information. The information in these documents is accurate only as of their respective dates, regardless of the time of delivery of any document or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since the date on any document. We are making offers to sell and seeking offers to buy shares of our securities only in jurisdictions where offers and sales are permitted. You should not consider this prospectus supplement and the accompanying prospectus, or any free writing prospectus related to the offering, to be an offer to sell, or a solicitation of an offer to buy, our securities if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation.

In this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide you, unless the context suggests otherwise, references to the “Company,” “Lantronix,” “we,” “LTRX,” “us,” “our Company,” and “our” mean Lantronix, Inc.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and may involve material risks, assumptions and uncertainties. Statements that are not purely historical should be considered forward-looking statements. Often they can be identified by the use of forward-looking words and phrases, such as “intend,” “may,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning industry trends, anticipated demand for our products, the impact of pending litigation, our overall business strategy, market acceptance of new products, future customer and sales developments, manufacturing forecasts, including the potential benefits of our contract manufacturers sourcing and supplying raw materials, the significant role of original equipment manufacturers in our business, the future cost and potential benefits of our research and development efforts and liquidity and cash resources forecasts.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that could cause actual results or events to differ materially from those set forth or contemplated in the forward-looking statements include: our efforts to achieve profitability from operations; current or future litigation over intellectual property rights or other matters; changes in the rate of economic growth in the United States and other major international economies; changes in regulatory environment; our ability to deliver new products that meet customer needs and industry standards in a timely fashion; changes in demand for our products; defects and other product quality problems; fluctuations in the cost or availability of critical components; changes in demand for devices that incorporate our products; customers’ decisions to integrate network access and control directly onto their own platforms; changes in our product mix; failure or difficulty in achieving design wins; timely customer transition to new product designs; our ability to raise additional capital; loss of relationships with important customers, distributors, suppliers or contract managers; and protection and validity of our intellectual property.

Readers are urged to carefully review the cautionary statements made by the Company in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement concerning risks and other factors that may affect the Company’s business and operating results. Readers are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update any forward-looking statement that may be made from time to time by us or on our behalf.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the “Risk Factors” section beginning on page S-3 of this prospectus supplement and beginning on page 1 of the accompanying prospectus, and our consolidated financial statements and the related notes and the other documents incorporated by reference.

The Company

We design, develop, market and sell products that make it possible to access, manage, control and configure electronic products over the Internet, enterprises, and other networks. In addition, our device management solutions address data centers and remote branch offices to provide reliable management for IT systems. Our network connectivity solutions are sold into broad market segments, including healthcare, industrial, security, energy, information technology (“IT”), data centers, transportation, government and others.

Our principal executive offices are located at 167 Technology Drive, Irvine, California 92618, and our telephone number is (949) 453-3990. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were initially formed as “Lantronix,” a California corporation, in June 1989. We reincorporated as a Delaware corporation as “Lantronix, Inc.” in May 2000. Our fiscal year ends on June 30. Unless otherwise stated, all references to “us,” “our,” “Lantronix,” “we,” the “Company” and similar designations refer to Lantronix, Inc.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Information We File with the SEC” herein.

Recent Events

On April 24, 2012, Lantronix, Inc. (the “Company”) entered into a Stock Purchase Agreement with TL Investment GmbH, a limited liability company organized under the laws of Germany and the largest shareholder of the Company (“TL Investment”), pursuant to which the Company sold to TL Investment in a private placement transaction 1,605,709 shares of its common stock for $2.8025 per share or an aggregate amount of $4,500,000 (the “Private Placement”). TL Investment is beneficially owned by Bernhard Bruscha, a founder and director of the Company. The Company intends to use the net proceeds from this private placement for general corporate purposes.

S-1

THE OFFERING

Issuer	Lantronix, Inc.

Common stock offered	shares.

Common stock to be outstanding after this offering	shares.

Use of proceeds

We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be approximately $             million (or approximately $             million if the overallotment option to purchase additional shares of common stock we have granted to the underwriter is exercised in full), after deducting underwriting discounts, commissions and expense reimbursement and our estimated expenses related to this offering.

We intend to use our net proceeds from this offering for general corporate purposes, which may include, among other things, increasing our working capital, financing of ongoing operating expenses and overhead, repayment of debt and funding of capital expenditures. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 1 of the accompanying prospectus and beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ symbol for our common stock	Our common stock is traded on the NASDAQ Capital Market under the symbol “LTRX.”

Transfer agent and registrar	Computershare Shareowner Services LLC

The number of shares of our common stock to be outstanding after this offering as shown above is based on          shares of common stock outstanding as of April 24, 2012, and excludes as of that date:

•	2,191,246 shares of common stock issuable upon the exercise of employee and director options at a weighted average exercise price of $3.22 per share; and
•	50,005 shares of unvested common stock issued to employees and directors.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option.

S-2

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Information We File with the SEC” and “Where You Can Find More Information.” It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

The risks we have identified and the risks that remain unknown could materially affect our business, results of operation or financial condition and affect the value of our common stock. You could lose all or part of your investment.

Our Stock Price may Continue to Experience Large Fluctuations.

Historically, the price of our common stock has at times experienced rapid and severe price fluctuations. Our stock price ranged from a low of $2.47 per share to a high of $4.27 per share for the year ended June 30, 2011, from a low of $1.15 per share to a high of $3.14 per share for the six months ended December 31, 2011 and from a low of $2.19 to a high of $3.40 for the trading days during the period of January 1, 2012 to March 31, 2012. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including:

•	quarter-to-quarter variations in our operating results;
•	the depth and liquidity of the market for our common stock;
•	shortfalls in revenue or earnings from levels expected by securities analysts and investors;
•	any developments that materially impact investors’ or customers’ perceptions of our business prospects;
•	dilution resulting from our sale of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock;
•	general financial and other market conditions; and
•	domestic and international economic conditions.

In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to, or disproportionately impacted by, the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Our management will have broad discretion over the use of the proceeds we receive from the sale of securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our common stock in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock in the public or private markets, or the perception that such sales could occur, could negatively impact the price of our common stock. Certain institutional and other shareholders own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

S-3

We may need to seek additional capital and our need for additional capital may exceed the amount of securities that may be issued pursuant to this prospectus. There is no assurance that we will be able to raise any additional required capital. We may seek to raise this capital through the issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock or that represent the right to receive our common stock. The issuance of any such securities, or the exercise of such securities, could be substantially dilutive to our shareholders, including purchasers of our common stock in this offering. Holders of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series of our capital stock and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Anti-takeover provisions in our organizational documents and in the Delaware law could delay a change in management and limit our share price or otherwise make a change in our management more difficult.

Certain provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us even if such a change in control would increase the value of our common stock and could prevent or hinder attempts by our stockholders to replace or remove our current board of directors or management.

We have a number of provisions in place that will hinder takeover attempts and could reduce the market value of our common stock or prevent sale at a premium. These provisions include:

•	the authorization of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences in a manner that could delay or prevent a transaction or a change in control;
•	a provision denying stockholders the ability to call special meetings;
•	a provision eliminating the right of stockholders to act by written consent without a meeting;
•	a provision denying stockholders permission to cumulate votes at any election of directors;
•	a provision that specifies that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or president (in the absence of a chief executive officer);
•	a provision that vacancies on our Board of Directors may be filled by a majority of directors then in office, even though less than a quorum;
•	a requirement that our Board of Directors or the holders of a super majority of our outstanding shares of capital stock must approve any proposed amendment to certain provisions of our bylaws and certain provisions of our certificate of incorporation; and
•	advance notice requirements by stockholders for director nominations and actions to be taken at annual meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. See “Description of Capital Stock—Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws.”

S-4

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be approximately $             million (or approximately $             million if the overallotment option to purchase additional shares of common stock we have granted to the underwriter is exercised in full), after deducting estimated underwriting discounts, commissions and expense reimbursement and our estimated expenses related to this offering.

We intend to use our net proceeds from this offering for general corporate purposes, which may include, among other things, increasing our working capital, financing of ongoing operating expenses and overhead, repayment of debt and funding of capital expenditures. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

S-5

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2011:

•	on an actual basis;
•	on an as adjusted basis to give effect to the Private Placement; and
•	on an as adjusted for this offering basis to give effect to the Private Placement and the offer and sale of shares in this offering (assuming no exercise of the underwriter’s option to purchase additional shares) at the purchase price to the underwriter set forth on the cover page of this prospectus supplement, after deducting estimated transaction expenses.

You should read this table in conjunction with our financial statements, notes to the financial statements and related information incorporated by reference.

	As of December 31, 2011
	Actual	As Adjusted	As Adjusted for this Offering
	($ in thousands, unaudited)

Cash and cash equivalents	$3,303	$7,728	$
Accounts payable	$4,836	$4,836	$
Short and long-term debt	$1,167	$1,167		$1,167

Shareholders’ equity:
Common stock	$1	$1	$
Paid-in capital	$193,103	$197,528	$
Accumulated deficit	$(181,298)	$(181,298)		$(181,298)
Accumulated other comprehensive income	$399	$399		$399
Total stockholders' equity	$12,205	$16,630	$

S-6

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NASDAQ Capital Market under the symbol “LTRX.” On April 24, 2012, the closing price of our common stock on the NASDAQ Capital Market was $2.80 per share. The following table sets forth the high and low sale prices for our common stock as reported on the NASDAQ Capital Market for the quarterly periods indicated below.

	High	Low
2010
1st Quarter	$4.38	$2.16
2nd Quarter	3.84	2.76
3rd Quarter	3.96	3.14
4th Quarter	4.80	3.58
2011
1st Quarter	4.27	3.08
2nd Quarter	4.00	2.91
3rd Quarter	4.06	3.39
4th Quarter		2.47
2012
1st Quarter	2.90	1.51
2nd Quarter	3.14	1.15
3rd Quarter	3.40	2.19
4th Quarter (through April 24, 2012)	3.14	2.80

As of April 24, 2012, there were approximately 45 registered holders of record of our common stock (not including beneficial owners holding shares in nominee accounts). A substantially greater number of holders are beneficial owners whose shares are held of record by banks, brokers and other financial institutions. We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, and we intend to retain any future earnings for use in the expansion of our business and for general corporate purposes.

S-7

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) relating to the purchase, ownership and disposition of shares of our common stock, as of the date hereof. This summary deals only with shares of our common stock that are held as capital assets (generally, property held for investment). This summary does not discuss any state, local or foreign tax consequences and does not discuss all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, except to the extent discussed below, this summary does not address all of the tax consequences that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as:

•	persons who are not U.S. Holders, dealers in securities or currencies, brokers, financial institutions, controlled foreign corporations, passive foreign investment companies, regulated investment companies, real estate investment trusts, retirement plans, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or insurance companies;
•	U.S. Holders of shares of our common stock whose “functional currency” is not the U.S. dollar;
•	persons holding shares of our common stock as part of a hedging, integrated, constructive sale, or conversion transaction or a straddle;
•	entities that are treated as partnerships for U.S. federal income tax purposes; or
•	persons liable for alternative minimum tax consequences.

The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” applicable U.S. Treasury regulations promulgated thereunder, and rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

If a partnership holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.

This summary is for general information only and is not tax advice. If you are considering the purchase of shares of our common stock, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of a share of our common stock that is:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (i) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividend Distributions

If we make a distribution in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the holder’s adjusted tax basis in the common stock to the extent of the holder’s adjusted tax basis in that stock. Any remaining excess will be treated as capital gain.

If a U.S. Holder is an individual, dividends received by such holder on or prior to December 31, 2012 generally will be subject to a reduced maximum tax rate of 15% provided certain holding period requirements and other requirements are satisfied. Beginning January 1, 2013, the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. In general, a dividend distribution to a corporate U.S. Holder may qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of our stock.

S-8

U.S. Holders should consult their tax advisors regarding the holding period requirements that must be satisfied in order to qualify for the dividends received deduction and the reduced maximum tax rate on dividends.

Sale, Exchange, Redemption or Other Disposition of Stock

A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of our common stock. The U.S. Holder’s gain or loss will equal the difference between the amount realized by the U.S. Holder and the U.S. Holder’s adjusted tax basis in the stock. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the stock. Gain or loss recognized by a U.S. Holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

Medicare Contributions Tax

For taxable years beginning after December 31, 2012, newly enacted legislation requires certain U.S. holders who are individuals, estates or certain trusts to pay a 3.8% tax on the lesser of (i) the U.S. person’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes, among other things, dividend income and net gains from the disposition of the stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Information Reporting and Backup Withholding

We or our paying agent must report annually to U.S. Holders (with certain exceptions) and the Internal Revenue Service, or the IRS, amounts paid to such holders on or with respect to our common stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on dividends paid on our common stock and proceeds from the sale of our common stock at the applicable rate (which is currently 28%) if the U.S. Holder is not otherwise exempt and (i) the holder fails to provide us or our paying agent with a correct taxpayer identification number, (ii) the holder provides an incorrect taxpayer identification number, (iii) we or our paying agent are notified by the IRS that the holder is subject to backup withholding as a result of the failure to properly report payments of interest or dividends or, (iv) the holder fails to certify under penalty of perjury that it has provided a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding. A U.S. Holder generally may establish that it is exempt from or otherwise not subject to backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that apply to a Non-U.S. Holder of shares of our common stock. The term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. Holder (as defined in the accompanying prospectus).

Dividend Distributions

Distributions on our common stock will constitute dividends to the extent described the section of the accompanying prospectus entitled “—Consequences to U.S. Holders—Dividend Distributions.” Any dividends paid to Non-U.S. Holders will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as specified by a treaty (provided that certain certification requirements are satisfied). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the U.S. are not subject to the withholding tax (provided that certain certification requirements are satisfied). Instead, any such dividends (or where an applicable tax treaty so provides, dividends attributable to such Non-U.S. Holder’s permanent establishment in the U.S.) are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates (or at lower rates specified in the treaty). Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or a lower treaty rate).

S-9

Sale, Exchange, Redemption or Other Disposition of Stock

Any gain realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless one of the following requirements are met:

•	That gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by a tax treaty, is attributable to a U.S. permanent establishment), in which case the Non-U.S. holder will be subject to the same treatment as U.S. Holders with respect to such gain (or in the manner specified by the treaty provided certain certification requirements are satisfied). Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under a tax treaty).
•	The Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case the holder will be subject to tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty provided that certain certification requirements are satisfied) on the amount by which capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources.
•	We are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within a specified time period and certain other requirements are satisfied. We are not, and do not anticipate becoming, a “U.S. real property holding corporation.”

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service the amount of distributions with respect to our common stock and any tax withheld on these distributions. Copies of the information returns may also be made available to the tax authorities in the country in which the holder resides under a tax treaty. A Non-U.S. Holder will not be subject to backup withholding tax on dividends the holder receives on shares of our common stock if the holder provides proper certification (usually on an IRS Form W-8BEN) of the holder’s status as a non-U.S. person or other exempt status.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of our common stock outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report the amount of proceeds paid to the Non-U.S. Holder to the Internal Revenue Service and also backup withhold on that amount unless the Non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of the holder’s status as a non-U.S. person or other exempt status.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Legislation Relating to Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into certain agreements with the U.S. Treasury. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding this legislation.

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UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the shares of common stock being offered hereby. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us,              shares of our common stock. Our common stock trades on the NASDAQ Capital Market under the symbol “LTRX.”

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriter an option to buy up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriter may only exercise the option once.

Commissions and Expenses

The underwriter proposes to offer to the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In addition, we will reimburse the underwriter for expenses customarily borne by the issuer, such as FINRA filing fees, that it advances for us. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to Rule 415 under the Securities Act.

In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriter’s commissions and discounts will be 7.0% of the gross proceeds of this offering, or $             per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse the underwriter at closing for certain other expenses or, should the underwriting agreement be terminated, to reimburse all reasonable and documented out-of-pocket expenses that have been incurred by the underwriter in connection with the offering, in each case up to a maximum of $100,000. We estimate that expenses payable by us in connection with this offering of our common stock, other than the underwriting discounts and commissions, will be approximately $            .

S-11

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the overallotment option to purchase additional shares of common stock we have granted to the underwriter):

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment

Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$

 Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Restrictions on Future Sales

We have agreed not to (i) offer, pledge, issue, sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of the underwriter for a period of 90 days, subject to an 18 day extension under certain circumstances (the “Lock-up Period”), following the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants and the vesting of restricted stock awards or units, (iii) the issuance of employee stock options not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans and (iv) the issuance of up to shares of our common stock to TL Investment.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the underwriter, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the closing date of this offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers of securities to recipients who agree to be bound by these restrictions, (ii) transfers of securities by will or the laws of descent and distribution or to one or more trusts for bona fide estate planning purposes (iii) transfers of securities to us or as may be required under any of our benefit plans; and (vi) transfers of securities pursuant to a sales plan entered into prior to the date of the lock-up agreement pursuant to Rule 10b5-1 under the Exchange Act.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other website maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

S-12

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Overallotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any covered short position by either exercising its overallotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the overallotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Future Financings

The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may receive in the future, customary fees.

S-13

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c) in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended ) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United  Kingdom.

S-14

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement will be passed upon by Paul Hastings LLP, Costa Mesa, California. K&L Gates LLP, Los Angeles, California, is counsel to the underwriter in connection with this offering.

EXPERTS

McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K, for the year ended June 30, 2011 as set forth in their report on the consolidated financial statements which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on McGladrey & Pullen, LLP’s report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. General information about Lantronix, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.lantronix.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website that is not specifically described under “Incorporation of Information We File with the SEC” is not incorporated into this prospectus supplement and is not a part of these filings.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2011, filed with the SEC on September 15, 2011.

(b)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2011.

(c)	Our Quarterly Reports on Form 10-Q, for the quarters ended September 30, 2011 and December 31, 2011 filed with the SEC on November 14, 2011 and February 14, 2012, respectively.

(d)	Our Current Reports on Form 8-K filed with the SEC on August, 9, 2011, August 23, 2011, August 24, 2011, August 31, 2011, September 15, 2011 (solely to the extent concerning a disclosure pursuant to Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers), September 26, 2011, November 10, 2011 (solely to the extent concerning a disclosure pursuant to Item 2.05 Costs Associated with Exit or Disposal Activities), November 17, 2011, November 22, 2011, December 8, 2011 and January 25, 2012.

S-15

(e)	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth on pages 49 through 51 of the Registration Statement on Form S-1, as amended (Registration No. 333-37508), which was originally filed with the SEC on July 13, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

(f)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

Jeremy Whitaker, Chief Financial Officer and Secretary

Lantronix, Inc.

167 Technology Drive

Irvine, California 92618

(949) 453-3990

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BASE PROSPECTUS

$6,647,689

LANTRONIX, INC.

Common Stock

Warrants

This prospectus relates to common stock and warrants of Lantronix, Inc.  We may offer and sell these securities separately or together in any combination.  The aggregate initial offering price of all common stock and warrants which we may sell from time to time under this prospectus will not exceed $6,647,689.  The warrants may be exercisable for shares of our common stock.

Each time we sell shares of our common stock or warrants hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public.  The prospectus supplement may also add, update or change information contained or incorporated in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer our common stock or warrants directly or through agents designated from time to time by us or to or through underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section entitled “About This Prospectus” for more information.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “LTRX.” The average of the bid and asked prices on the NASDAQ Capital Market on March 9, 2012 for our common stock was $3.18 per share and the aggregate market value of our outstanding common stock held by non-affiliates was $19,943,068.  We have not offered any securities during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY READ AND CONSIDER THAT INFORMATION BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2012.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

LANTRONIX, INC.	1

RISK FACTORS	1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	4

USE OF PROCEEDS	4

THE SECURITIES WE MAY OFFER	4

DESCRIPTION OF CAPITAL STOCK	5

DESCRIPTION OF WARRANTS	7

PLAN OF DISTRIBUTION	9

LEGAL MATTERS	10

EXPERTS	11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11

WHERE YOU CAN FIND MORE INFORMATION	12

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Lantronix, Inc. or any such person.  Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Lantronix, Inc. since the date hereof.  This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $6,647,689.  We have provided to you in this prospectus a general description of the securities we may offer.  Each time we offer any of our securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors.  See the section entitled “Risk Factors.”

You should read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

LANTRONIX, INC.

We design, develop, market and sell products that make it possible to access, manage, control and configure electronic products over the Internet, enterprises, and other networks. In addition, our device management solutions address data centers and remote branch offices to provide reliable management for IT systems. Our network connectivity solutions are sold into broad market segments, including healthcare, industrial, security, energy, information technology (“IT”), data centers, transportation, government and others.

Our principal executive offices are located at 167 Technology Drive, Irvine, California 92618, and our telephone number is (949) 453-3990.  Our common stock is currently traded on the Nasdaq Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com.  The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were initially formed as “Lantronix,” a California corporation, in June 1989.  We reincorporated as a Delaware corporation as “Lantronix, Inc.” in May 2000.  Our fiscal year ends on June 30.  Unless otherwise stated, all references to “us,” “our,” “Lantronix,” “we,” the “Company” and similar designations refer to Lantronix, Inc.

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we have described are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock.  You could lose all or part of your investment.  For more information, see “Where You Can Find More Information.”

1

Our Stock Price may Continue to Experience Large Fluctuations.

Historically, the price of our common stock has at times experienced rapid and severe price fluctuations. Our stock price ranged from a low of $2.47 per share to a high of $4.27 per share for the year ended June 30, 2011, from a low of $1.15 per share to a high of $3.14 per share for the six months ended December 30, 2011 and from a low of $2.19 to a high of $3.40 for the trading days during the period of January 1, 2012 to February 29, 2012. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including:

•	quarter-to-quarter variations in our operating results;

•	the depth and liquidity of the market for our common stock;

•	shortfalls in revenue or earnings from levels expected by securities analysts and investors;

•	any developments that materially impact investors’ or customers’ perceptions of our business prospects;

•	dilution resulting from our sale of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock;

•	general financial and other market conditions; and

•	domestic and international economic conditions.

In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to, or disproportionately impacted by, the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Our management will have broad discretion over the use of the proceeds we receive from the sale of securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our common stock in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock in the public or private markets, or the perception that such sales could occur, could negatively impact the price of our common stock. Certain institutional and other shareholders own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

We may need to seek additional capital and our need for additional capital may exceed the amount of securities that may be issued pursuant to this prospectus.  There is no assurance that we will be able to raise any additional required capital. We may seek to raise this capital through the issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock or that represent the right to receive our common stock.  The issuance of any such securities, or the exercise of such securities, could be substantially dilutive to our shareholders, including purchasers of our common stock in this offering. Holders of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series of our capital stock and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

2

Anti-takeover provisions in our organizational documents and in the Delaware law could delay a change in management and limit our share price or otherwise make a change in our management more difficult.

Certain provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us even if such a change in control would increase the value of our common stock and could prevent or hinder attempts by our stockholders to replace or remove our current board of directors or management.

We have a number of provisions in place that will hinder takeover attempts and could reduce the market value of our common stock or prevent sale at a premium. These provisions include:

•	the authorization of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences in a manner that could delay or prevent a transaction or a change in control;

•	a provision denying stockholders the ability to call special meetings;

•	a provision eliminating the right of stockholders to act by written consent without a meeting;

•	a provision denying stockholders permission to cumulate votes at any election of directors;

•	a provision specifying that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or president (in the absence of a chief executive officer);

•	a provision that vacancies on our Board of Directors may be filled by a majority of directors then in office, even though less than a quorum;

•	a requirement that our Board of Directors or the holders of a super majority of our outstanding shares of capital stock must approve any proposed amendment to certain provisions of our bylaws and certain provisions of our certificate of incorporation; and

•	advance notice requirements by stockholders for director nominations and actions to be taken at annual meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.  See “Description of Capital Stock—Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  This report contains forward-looking statements within the meaning of the federal securities laws. Statements that are not purely historical should be considered forward-looking statements.  Often they can be identified by the use of forward-looking words and phrases, such as “intend,” “may,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning industry trends, anticipated demand for our products, the impact of pending litigation, our overall business strategy, market acceptance of new products, future customer and sales developments, manufacturing forecasts, including the potential benefits of our contract manufacturers sourcing and supplying raw materials, the significant role of original equipment manufacturers in our business, the future cost and potential benefits of our research and development efforts and liquidity and cash resources forecasts.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that could cause actual results or events to differ materially from those set forth or contemplated in the forward-looking statements include: our efforts to achieve profitability from operations; current or future litigation over intellectual property rights or other matters; changes in the rate of economic growth in the United States and other major international economies; changes in regulatory environment; our ability to deliver new products that meet customer needs and industry standards in a timely fashion; changes in demand for our products; defects and other product quality problems; fluctuations in the cost or availability of critical components; changes in demand for devices that incorporate our products; customers’ decisions to integrate network access and control directly onto their own platforms; changes in our product mix; failure or difficulty in achieving design wins; timely customer transition to new product designs; our ability to raise additional capital; loss of relationships with important customers, distributors, suppliers or contract managers; and protection and validity of our intellectual property.

Readers are urged to carefully review the cautionary statements made by the Company in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus concerning risks and other factors that may affect the Company’s business and operating results. Readers are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update any forward-looking statement that may be made from time to time by us or on our behalf.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, increasing our working capital, the financing of ongoing operating expenses and overhead, capital expenditures, the financing of possible acquisitions or business expansions and repurchases of common stock. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  We will indicate in the applicable prospectus supplement whether the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, common stock and warrants to purchase common stock.

In this prospectus, we refer to the common stock and warrants that we may offer under this prospectus collectively as “securities.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws.  The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law, as amended (“DGCL”).

Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.0001.  As of March 9, 2012, there were 10,586,179 shares of common stock issued and outstanding.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings.  Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no cumulative voting rights.

Dividends

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our board of directors is not obligated to declare a dividend.  We have never declared or paid cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any future earnings for use in the expansion of our business and for general corporate purposes.

Other Rights

The holders of common stock do not have preemption rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights, preferences and privileges as may be determined from time to time by our Board of Directors.  We cannot state with certainty the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. Nonetheless, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the company without further action by the stockholders.

As of March 9, 2012, no shares of our preferred stock were outstanding.  We currently have no plans to issue any shares of preferred stock.

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Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult.  Certain of these provisions are summarized below.

Stockholder Meetings

Under our bylaws, only our board of directors, the chairman of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

Delaware Anti-takeover Law

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors or officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Elimination of Stockholder Action By Written Consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Lantronix.

Amendment of Charter Provisions

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock.  We may issue warrants independently or together with the common stock offered by a prospectus supplement.  Warrants may be attached to or separate from such securities.  Each series of warrants will be issued under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the title of the warrants;

•	aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the number of shares of the common stock purchasable upon exercise of the warrants and the price at which these shares may be purchased upon such exercise;

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•	the date, if any, on and after which the warrants and the related underlying common stock will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the identity of the warrant agent;

•	the maximum or minimum number of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the manner in which the warrant agreement and the warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected at various times in one or more of the following transactions, or in other types of transactions:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

The accompanying prospectus supplement will describe the terms of the offering and will set forth, to the extent applicable:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the shares of the securities;

•	the terms of the offering;

•	any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the securities.

The shares of our common stock or warrants may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

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•	in negotiated transactions;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods.

If underwriters are used in a sale, shares of our common stock or warrants will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock and warrants may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock or warrants, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock or warrants.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of our common stock or warrants made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the shares of common stock or warrants offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Pursuant to agreements entered into with us, agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock or warrants. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Paul Hastings LLP in Costa Mesa, California.

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EXPERTS

McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K, for the year ended June 30, 2011 as set forth in their report on the consolidated financial statements which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on McGladrey & Pullen, LLP’s report, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2011, filed with the SEC on September 15, 2011.

(b)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2011.

(c)	Our Quarterly Reports on Form 10-Q, for the quarters ended September 30, 2011 and December 31, 2011 filed with the SEC on November 14, 2011 and February 14, 2012, respectively.

(d)	Our Current Reports on Form 8-K filed with the SEC on August, 9, 2011, August 23, 2011, August 24, 2011, August 31, 2011, September 15, 2011 (solely to the extent concerning a disclosure pursuant to Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers), September 26, 2011, November 10, 2011 (solely to the extent concerning a disclosure pursuant to Item 2.05 Costs Associated with Exit or Disposal Activities), November 17, 2011, November 22, 2011, December 8, 2011 and January 25, 2012.

(e)	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth on pages 49 through 51 of the Registration Statement on Form S-1, as amended (Registration No. 333-37508), which was originally filed with the SEC on July 13, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

(f)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

Jeremy Whitaker, Chief Financial Officer and Secretary

Lantronix, Inc.

167 Technology Drive

Irvine, California 92618

(949) 453-3990

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investor Relations section of our website, www.lantronix.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or persons controlling the registration pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Roth Capital Partners

April     , 2012